Exhibit 99.1

FOR IMMEDIATE RELEASE

Universal Insurance Holdings, Inc. Announces Completion of Over $5 Million Share

Repurchase in a Privately Negotiated Transaction

Fort Lauderdale, FL, June 10, 2015 – Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that it repurchased 200,000 shares from Ananke Catastrophe Investments Limited, an affiliate of Nephila Capital Ltd., in a privately negotiated transaction, at an average price of $25.38 per share.

“This transaction reduces our outstanding share count and reflects our prudent approach to deploying our capital to enhance shareholder value,” said Sean P. Downes, the Company’s Chairman, President and Chief Executive Officer.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana and Pennsylvania. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2014 and the Form 10-Q for the quarter ended March 31, 2015.

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449